Exhibit 10.2

Agreement

THIS AGREEMENT (this “Agreement”), effective as of July 31, 2026, is entered into by and among FireFish TopCo, LLC, a Delaware limited liability company (the “Seller”), and Aspire Biopharma Holdings, Inc., a Delaware corporation (the “Purchaser”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser are parties to that certain Purchase Agreement, dated as of June 10, 2026 (as amended, the “Purchase Agreement”); and

WHEREAS, the parties desire to set forth their agreement regarding the escrow and release of all Transaction Documents to effect the Closing, and regarding certain remedies available to Seller in the event Purchaser fails to consummate the Closing, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

SECTION 1. Satisfaction of Closing Conditions; Closing Documents in Escrow. The parties acknowledge and agree that all conditions to the Closing of the Transactions contemplated by the Purchase Agreement have been irrevocably satisfied (or irrevocably waived by the party entitled to the benefit thereof), and that all Transaction Documents, certificates or deliverables required or necessary to effect the Closing or otherwise contemplated by the Purchase Agreement (including those to effectuate the Transactions in each of the jurisdictions in which the Transferred Entities are organized) (collectively, the “Closing Documents”) have been duly executed and irrevocably delivered by the parties and are being held in escrow by the parties (or their respective counsel), pending automatic release as provided in Section 2 below.

SECTION 2. Automatic Release of Closing Documents; Deemed Closing. The Closing Documents shall be automatically released without any further action from escrow, and the Closing shall be deemed to occur, automatically and without any further action, immediately upon payment by Purchaser to Seller of the Closing Purchase Price in accordance with the Closing Statement delivered by Seller to Purchaser on July 28, 2026 in accordance with the Purchase Agreement.

SECTION 3. Payment of Closing Purchase Price upon Receipt of Financing. Purchaser hereby agrees that it shall immediately pay the Closing Purchase Price to Seller upon receipt of funds from its debt financing source (the “Financing”), it being acknowledged and agreed that (i) the Financing is not, and was not, a condition to Closing, (ii) Seller has agreed to this Agreement as an accommodation to Purchaser and without prejudice to its rights (including its right to terminate the Purchase Agreement pursuant to Section 9.01(c) or Section 9.01(e) thereof to the extent the Closing does not promptly occur after the date of this Agreement), and (iii) Purchaser will use reasonable best efforts to obtain funds from the Financing so as to enable it to pay the Closing Purchase Price as promptly as possible; provided, however, that notwithstanding clause (ii) above, so long as Purchaser uses reasonable best efforts to obtain the Financing and pays the Closing Purchase Price on or before 4:00 p.m. San Diego time by August 4, 2026 (the “Outside Date”), Seller shall not, and shall cause its Affiliates not to, terminate the Purchase Agreement, assert any default, breach or “intentional breach” under Section 9.02 of the Purchase Agreement, or seek any Reverse Termination Fee or other remedy, in each case solely arising from the failure of the Closing to occur prior to such payment; provided further, that the Outside Date may be extended for an additional five (5) Business Days at Seller’s sole discretion.

SECTION 4. Miscellaneous. This Agreement, together with the Purchase Agreement and the other Transaction Documents, constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may be amended, restated, supplemented or otherwise modified only by a written instrument signed by each of Seller and Purchaser, and no term or condition of this Agreement may be waived except by a written instrument signed by the party against whom enforcement of such waiver is sought; no course of dealing or failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof. Without limiting the generality of the foregoing, the provisions of Section 11.02 (Amendment and Modifications), Section 11.04 (Waiver), Section 11.05 (Notices), Section 11.09 (Governing Law), Section 11.10 (Submission to Jurisdiction), Section 11.12 (Waiver of Jury Trial) and Section 11.13 (Counterparts) of the Purchase Agreement are incorporated herein by reference, mutatis mutandis, provided that references therein to “this Agreement” shall be deemed to refer to this Agreement.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

SELLER:
FireFish TopCo, LLC

By:
Name:
Title:

PURCHASER:
Aspire Biopharma Holdings, Inc.

By:
Name:
Title:

[Signature page to Closing Agreement]